UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to §240.14a-12

First Hartford Corporation
------------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
        ----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
        ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
          (set forth the amount on which the filing fee is calculated and state how it was determined):
        ----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
        ----------------------------------------------------------------------

     (5) Total fee paid:
        ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
        ----------------------------------------------------------------------

     (3) Filing Party:
        ----------------------------------------------------------------------

     (4) Date Filed:
        ----------------------------------------------------------------------

First Hartford Corporation
P.O. Box 1270
149 Colonial Road
Manchester, Connecticut 06045-1270

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 24, 2005

                We will hold the annual meeting of shareholders of First Hartford Corporation, a Maine corporation, at the Holiday Inn - By The Bay, located at 88 Spring Street, Portland, Maine, on February 24, 2005 at 9:00 a.m., local time, for the following purposes:

                1.             To elect directors of the corporation to serve until the next annual meeting of shareholders.

                2.             To consider and act on a proposal from shareholder Richard E. Kaplan requiring 80% of the Board of Directors to be "independent", as defined in the proposal (the "Kaplan Proposal").

                3.             To act on such other matters as may be properly brought before the meeting or any adjournments, postponements or continuations of the meeting.

                The Board of Directors recommends that you vote FOR the election of all of the nominees for director and AGAINST the Kaplan Proposal regarding the election of independent directors.

                The Board of Directors has fixed the close of business on January 24, 2005, as the record date for the meeting.  Only shareholders of record at the close of business at this time are entitled to notice of, and to vote at, the meeting or any adjournments, postponements or continuations of the meeting.

                All shareholders are invited to attend the meeting.  To ensure your representation at the meeting, however, you are urged to mark, sign and return the enclosed proxy in the accompanying envelope, whether or not you expect to attend the meeting.  In the event that you attend the meeting, you may vote in person even if you have returned a proxy.

                Your vote is important.

                To vote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed return envelope.

                January 26, 2005

                                                                                                By Order of the Board of Directors

                                                                                                Stuart I. Greenwald
                                                                                                Secretary to the Board of Directors

First Hartford Corporation
P.O. Box 1270
149 Colonial Road
Manchester, Connecticut 06045-1270

PROXY STATEMENT

                This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of First Hartford Corporation ("First Hartford").  Copies of this proxy statement are being mailed to shareholders of record on or about January 31, 2005.

                First Hartford is a Maine corporation founded in 1909.  First Hartford engages in the purchase, development, ownership, management and sale of real estate.

Date, Time and Place of Meeting

                We will hold the annual meeting of shareholders on February 24, 2005, at 9:00 a.m., local time, at the Holiday Inn - By The Bay, located at 88 Spring Street, Portland, Maine, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Matters to be Considered at the Meeting

                At the meeting, we will ask our shareholders to consider and vote upon the election of directors to serve until our next annual meeting and to consider and vote upon a proposal from shareholder Richard E. Kaplan requiring 80% of the Board of Directors to be "independent", as defined in the proposal (the "Kaplan Proposal").

                The shareholders will also consider and vote upon such other matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

Vote Required

                A plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote is required to elect directors.  With regard to the election of directors, you may vote in favor of, or withhold your vote from, each nominee.  Votes that are withheld will be excluded entirely from the vote and will have no effect.  There is no cumulative voting with respect to the election of directors.

                The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the annual meeting is required to approve the Kaplan Proposal described in this proxy statement.

                Pursuant to applicable law, broker non-votes and abstentions will not be counted in favor of or against any proposal presented to the shareholders for a vote at the meeting.

Voting of Proxies

                Shares of our common stock represented by properly executed proxies received in time for the meeting, unless previously revoked, will be voted at the meeting as specified by the shareholders on the proxies.  If a proxy is returned without any voting instructions, the shares represented thereby will be voted FOR the election of directors and AGAINST the Kaplan Proposal, as recommended by the Board of Directors.

Revocability of Proxies

                If you give a proxy, you have the power to revoke it at any time before it is voted.  You can do so in one of three ways.  First, you can send a written notice to our Secretary at the address given below stating that you would like to revoke your proxy.  Second, you can complete a new proxy card and send it to our Secretary at the address given below.  Third, you can attend the meeting and vote in person.  You should send any written notice or new proxy card to:

Stuart I. Greenwald
Secretary
First Hartford Corporation
P.O. Box 1270
149 Colonial Road
Manchester, Connecticut 06045-1270

                You may request a new proxy card by calling Gini Pitruzzello at (860) 646-6555.

Record Date; Shareholders Entitled to Vote; Quorum

                Only shareholders of record at the close of business on January 24, 2005 will be entitled to receive notice of and vote at the meeting.  As of the record date, 3,089,648 shares of common stock were issued and outstanding.  Each share of common stock is entitled to one vote on each matter which holders of common stock are entitled to vote.  A majority of the outstanding shares of common stock entitled to vote must be represented in person or by proxy at the meeting in order for a quorum to be present.

Solicitation of Proxies

                The Board of Directors may solicit proxies, the form of which is enclosed, for the meeting.  The cost of any solicitation will be borne by us.  Our officers, directors or regular employees may communicate with shareholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting proxies.  We and our authorized agents will request brokers or other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by these persons and will reimburse their reasonable out-of-pocket expenses in forwarding the material.

Proposals of Shareholders

                Shareholders who intend to present a proposal for action at next year's Annual Meeting of Shareholders must notify our management of such intention by notice, received at our principal executive offices not later than September 28, 2005 for such proposal to be included in our proxy statement relating to such meeting.  Shareholders who wish to present a proposal at next year's Annual Meeting of Shareholders, but do not wish to have the proposal included in the proxy statement for the meeting, must give notice of the proposal to the Secretary of First Hartford no later than December 12, 2005 in order for the notice to be considered timely under Rule 14a-4(c) of the SEC.

Financial Statements

                Copies of our Annual Report on Form 10-K for the fiscal year ended April 30, 2004 are being delivered to shareholders together with this proxy statement.  Representatives of Kostin, Ruffkess & Company, LLC, our independent auditors, are not expected to be present at our Annual Meeting of Shareholders and thus, will not have an opportunity to make a statement at the meeting.  However, Kostin, Ruffkess & Company, LLC are expected to be available to respond to appropriate questions submitted in writing to Stuart I. Greenwald, our Treasurer and Secretary, prior to or at the meeting.

Other Matters

                The Board of Directors knows of no matters that are expected to be presented for consideration at the meeting that are not described herein.  However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

ELECTION OF DIRECTORS

                It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of all of the nominees listed below to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified.  First Hartford has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before this year's annual meeting.  However, in the event that any of them shall become unavailable, the persons designated as proxies reserve the right to substitute another person of their choice when voting at the annual meeting.  Certain information regarding each nominee is set forth in the table and text below.  The number of shares, if any, beneficially owned by each nominee is listed below under "Security Ownership of Certain Beneficial Owners and Management."

Nominees for the Board of Directors

                All our directors serve for a term of one year or until their successors are elected and qualified.  All of the nominees are currently serving as directors.  The name, age and term of office as director of each nominee for election as director and his present position with First Hartford are:

Name	Age	Position	Period of Service
Neil H. Ellis	76	Director and President	1966 - Present
Stuart I. Greenwald	62	Director, Treasurer and Secretary	1980 - Present
David B. Harding	60	Director and Vice President	1998 - Present

                Neil H. Ellis has been President of First Hartford for more than five years. He is also President and director of Green Manor Corporation, a holding company owned by Mr. Ellis and his wife, and President of Journal Publishing Company, Inc., a corporation that publishes a newspaper in New England which is also owned by Mr. Ellis and his wife. Mr. Ellis also serves as director of the Gerald P. Murphy Cancer Foundation and trustee of the Jonathan G. Ellis Leukemia Foundation.  He has been a member of the Board of Directors since 1966.

                Stuart I. Greenwald has been Treasurer of First Hartford for more than five years and also holds the position of Secretary.  He has been a member of the Board of Directors since 1980.

                David B. Harding has been a Vice President of First Hartford since 1992. He was the President of Richmond Realty, LLC, a real estate management company, from January 1996 to January 2003. In the past, Richmond Realty managed certain properties of First Hartford, but currently it only manages property of others. He has been a member of the Board of Directors since 1998.

Executive Officers

The name, age, title and period of service of each of our executive officers are set forth below.  All executive officers are elected by the Board of Directors and serve until their successors are duly elected by the Board of Directors.

Name	Age	Position	Period of Service
Neil H. Ellis	76	President	1966 - Present
Stuart I. Greenwald	62	Treasurer and Secretary	1978 - Present
David B. Harding	60	Vice President	1992 - Present

Meetings of the Board of Directors

Our Board of Directors convened three times in the fiscal year ended April 30, 2004. No director attended fewer than 100 percent of the meetings of the Board.  Directors are generally expected to attend our annual meeting of shareholders.  All of our directors attended last year's Annual Meeting of Shareholders.

The Board does not currently have a standing audit, nominating or compensation committee, or committees performing similar functions.  The Board of Directors does not believe a standing nominating committee is necessary since the full Board of Directors currently participates in the consideration of director nominees.  The Board of Directors does not have a charter with respect to the duties it fulfills in its nominating capacity.  Mr. Ellis, Mr. Greenwald and Mr. Harding are members of our management and Mr. Ellis has various business relationships with First Hartford described under "Certain Relationships and Related Transactions," beginning on page 9.   The Board of Directors gives consideration to director candidates recommended by shareholders in accordance with the procedures described under "Proposals of Shareholders" on page 2.  The Board of Directors does not have a specific process for identifying and evaluating nominees for director, but when considering nominations for membership on the Board, the Board of Directors seeks to identify persons who have the highest capabilities, judgment and ethical standards and who have an understanding of our business.

Shareholder Communications with our Board of Directors

                The Board of Directors has implemented a process by which shareholders may communicate with our Board of Directors.  Shareholders may communicate with any of our directors by writing to them c/o First Hartford Corporation, P.O. Box 1270, 149 Colonial Road, Manchester, CT  06045-1270.

Director Compensation

                At the present time, there are no separate fees for membership on the Board of Directors.  Each director is also an officer of First Hartford.

Audit Committee Report

                First Hartford does not have an audit committee and accordingly its entire Board of Directors fulfills the functions of an audit committee.  Mr. Ellis, Mr. Greenwald and Mr. Harding are members of our management and Mr. Ellis has various business relationships with First Hartford described under "Certain Relationships and Related Transactions," beginning on page 9.  Thus, none of the members of the Board of Directors meet the criteria for independence established by the New York  Stock Exchange or other self-regulatory organizations.  First Hartford does not otherwise meet the eligibility requirements for listing on the NYSE or with such other self-regulatory organizations.

                The Board of Directors has:

(a)        reviewed and discussed our audited financial statements;

(b)        discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380); and

(c)        received the written disclosures and the letter from our auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed the independence of our auditors with our independent auditors.

                Based on the review and discussions described above, the Board of Directors approved the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended April 30, 2004.

Neil H. Ellis
Stuart I. Greenwald
David B. Harding

Principal Accounting Firm Fees

                Set forth below is a summary of the fees paid for the fiscal years ended April 30, 2003 and April 30, 2004 to First Hartford's principal accounting firm, Kostin, Ruffkess & Company, LLC.

	2003	2004
Audit Fees	$22,500	$30,500
Audit-Related Fees(1)	$ 3,000	$ 5,750
Tax Fees	$0	$0
All Other Fees	$0	$0

                                (1)  Audit-related fees for 2003 related to the review of First Hartford's quarterly financial statements.  Audit-related fees for 2004 related to the review of First Hartford's quarterly financial statements and miscellaneous internal control testing.

Compensation Committee Report

                First Hartford does not have a compensation committee and accordingly its entire Board of Directors fulfills the role of the compensation committee.  Executive compensation is determined solely by Mr. Ellis, Director and President of First Hartford. Mr. Ellis in his sole discretion may approve or disapprove an increase in compensation of an employee if such increase is recommended to Mr. Ellis by the head of such employee's department.

Compensation Committee Interlocks and Insider Participation

Mr. Ellis has various business relationships with First Hartford described under "Certain Relationships and Related Transactions," beginning on page 9.

FIVE-YEAR PERFORMANCE GRAPH: 1999 - 2004

Comparison of Five-Year Cumulative Total Return Among First Hartford, NASDAQ Index and SIC Code Index

                The annual changes for the five-year period shown in the graph on this page are based on the assumption that $100 had been invested in First Hartford stock, the NASDAQ Index and the SIC Code Index on May 1, 1999, as required by SEC rules, and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on April 30, 2004.

EXECUTIVE COMPENSATION

                The following summary compensation table sets forth the total compensation for the fiscal years ended April 30, 2004, April 30, 2003 and April 30, 2002 for our Chief Executive Officer and our other executive officers.

Summary Compensation Table

				Long-Term Compensation Awards
				Securities
		Annual Compensation	All Other	Underlying
Name and Principal Position	Year	Salary	Compensation	Options/SARs (#)
Neil H. Ellis, Director and President	2004	$200,000	$1,515(1)	--
(CEO)	2003	$135,408	$ 967	--
	2002	$135,062	$ 967	--

Stuart I. Greenwald, Director, Treasurer	2004	$103,333	$4,576(2)	50,000(3)
and Secretary	2003	$100,918	$4,421	--
	2002	$ 96,491	$3,949	--

David B. Harding, Director and Vice	2004	$142,272	$6,386(4)	50,000(3)
President	2003(5)	$ 45,000	$1,966	--

(1)  Represents the amount of life and disability insurance premiums paid by First Harford with respect to Mr. Ellis.

(2)  $3,100 represents the matching contribution to First Hartford's IRA and $1,476 represents the amount of life and disability insurance premiums paid by First Harford with respect to Mr. Greenwald.

(3)  Incentive stock options to purchase 50,000 shares of common stock were granted to Mr. Greenwald and Mr. Harding on February 11, 2004.  The options become exercisable on February 11, 2006.  The options include a "put option" that requires First Hartford to purchase the exercised shares for $1.30 in excess of the grant price.  The put option expires five years after the stock options are fully exercisable.

(4)  $4,268 represents the matching contribution to First Hartford's IRA and $2,118 represents the amount of life and disability insurance premiums paid by First Harford with respect to Mr. Harding.

(5)  For the period from January 18, 2003 to April 30, 2003.

Life Insurance

                Each employee of First Hartford is eligible to receive life insurance that, in the event of such employee's death, will provide proceeds of two times the annual salary of each employee until such employee reaches the age of 65.  At the age of 65, the amount of life insurance proceeds each employee is entitled to receive upon his or her death is equal to one times such employee's annual salary.

Pension and Retirement Plans

                First Hartford previously maintained a defined benefit pension plan.  The pension plan was frozen in January 1986.  On January 1, 1994, the Pension Benefit Guaranty Corporation started to make benefit payments to plan participants.  In January 1997, the Company had come to settlement terms with the PBGC and the Department of Labor concerning the pension plan.  Pursuant to the settlement, First Hartford has given the PBGC a 10-year note of approximately $670,000 (6% interest payable quarterly) which is guaranteed by a bond of an insurance company.  Mr. Ellis waived any and all benefits under the pension plan in the settlement with the PBGC, and has personally guaranteed the foregoing bond.  Mr. Greenwald will receive approximately $6,000 per year under the pension plan when he reaches age 65.

                Each employee of First Hartford may participate in the First Hartford IRA pursuant to which First Hartford will match up to 3% of each employee's annual salary.

Employment, Severance and Change in Control Agreements

                None.

Option/SAR Grants in Last Fiscal Year

                The following table provides information on grants of stock options in fiscal 2004 to the officers listed in the Summary Compensation Table. [1]

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Stuart I. Greenwald	50,000	20%	$1.10	2/11/14
David B. Harding	50,000	20%	$1.10	2/11/14

[1]These options become exercisable on February 11, 2006.  The options include a "put option" that requires First Hartford to purchase the exercised shares for $1.30 in excess of the grant price.  The put option expires five years after the stock options are fully exercisable.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options(1) at April 30, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stuart I. Greenwald	--	--	--	50,000	--	$42,500
David B. Harding	--	--	--	50,000	--	$42,500

(1)  "In-the-Money Options" are defined as options with an exercise price that is less than the fair market value (defined as the last sales price) of First Hartford's common stock at April 30, 2004, which was $1.95 per share.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

Transactions with Management and Others

                Since the filing of First Hartford's Petition for Reorganization in February of 1981, and owing to the uncertainty as to the financial stability of First Hartford, lenders that we use to finance our purchase and development of real estate have required the personal guaranty of Neil H. Ellis, our President and a member of the Board of Directors, on certain loans to First Hartford.  To meet this requirement, First Hartford's real estate development has followed a standard procedure.  Money is borrowed directly by a subsidiary of First Hartford which develops the property.  Neil Ellis guarantees the loan and in return receives a pledge of all of the stock of the borrowing subsidiary until such time as the loan guaranty is released.  On December 27, 1999, 100 percent of the outstanding stock of Brewery Parkade, Inc. was pledged to Mr. Ellis as security for his guaranty of a construction loan in Cranston, Rhode Island.  The construction loan was fully funded at $11,700,000 of which $11,464,000 was outstanding at December 31, 2004.  The Ellis guarantee was subsequently reduced to 25% of the outstanding principal amount of the loan.  In December, 2004 Bangor Parkade, Inc., a wholly owned indirect subsidiary of First Hartford, closed a $19,350,000 construction loan with Sovereign Bank for our shopping center (under construction) in Bangor, Maine.  This loan also required the guarantee of Mr. Ellis and he received a pledge of the stock of Bangor Parkade.

                In past years, Mr. Ellis has guaranteed millions of dollars of letters of credit and bonds issued for the benefit of First Hartford.  Currently, all such letters of credit and bonds, with the exception of a $670,000 bond for the benefit of the Pension Benefit Guarantee Corporation, have been satisfied.

                The Pension Benefit Guaranty Corporation bond was issued to satisfy the terms of a settlement with the Pension Benefit Guaranty Corporation which claimed that the First Hartford pension funds were underfunded.

                Management believes that approximately $750,000 of bonding will be required for the shopping center under construction in Bangor, Maine, which will also require a personal guarantee by Mr. Ellis.

                As of December 31, 2004, the following guarantees by Neil Ellis, for which Mr. Ellis received a pledge of the stock of the borrowing subsidiary, were still in effect:

•    Personal guarantee of 25% of the outstanding principal amount of the $11,700,000 construction loan for construction of an office building in Cranston, Rhode Island.

•    Personal guarantee of $19,350,000 construction loan for construction of a shopping center in Bangor, Maine.

                As of December 31, 2004, the following additional guarantees by Mr. Ellis were still in effect, for which Mr. Ellis received no security from First Hartford:

•    Personal guarantee of $318,743 mortgage loan on our headquarters building in Manchester, Connecticut.

•    Personal guarantee of $670,000 bond issued by insurance company to secure First Hartford's obligation to the Pension Benefit Guaranty Corporation.

•    Personal guarantee of a $750,000 revolving line of credit from Citizens Bank to First Hartford.

•    Limited guarantee related to a construction/permanent loan in the amount of $24,756,000 to Cranston BVT Limited Liability Partnership, of which First Hartford owns a 25% partnership interest, for construction in Cranston, Rhode Island.

•    Limited guarantee related to a construction/permanent loan in the amount of $15,800,000 to Dover Parkade LLC, of which First Hartford owns a 50% membership interest, for construction in Dover Township, New Jersey.

•    Limited guarantee related to a $5,300,000 refinancing of a mortgage for Plainfield Parkade, Inc., a wholly owned indirect subsidiary of First Hartford

•    Limited guarantee on borrowings by Putnam Parkade, Inc. of $5,600,000 and 1150 Union Street Corporation of $9,250,000, each of which is a wholly owned indirect subsidiary of First Hartford.

                To provide certain financing for First Hartford, in 1995 M&T Bank entered into a $2,000,000 loan arrangement with Mr. Ellis, the proceeds of which were loaned by Mr. Ellis to First Hartford.  The balance of such loans on April 30, 2000 was $1,710,000.  An additional amount of $170,000 was loaned to Mr. Ellis and advanced to First Hartford in June 2001.  The entire $1,880,000 balance of such loans was repaid by First Hartford in July 2002.  In connection with such repayment, Mr. Ellis obtained an additional $850,000 loan from M&T Bank and loaned the proceeds to First Hartford.  Mr. Ellis received a pledge of all of the stock of First Hartford Reality Corp., our subsidiary that holds the stock of each of our indirect real estate subsidiaries, as security for this loan.  First Hartford has repaid $290,000 of that amount.  As of December, 2004, $560,000 remained outstanding.  A minimum of $10,000 is required to be repaid monthly, plus interest at the prime rate plus 1.5%.  The financial terms of the loan from Mr. Ellis to First Hartford are the same as the terms of the loan from M&T Bank to Mr. Ellis.

                Prior to 2001, several additional loans were obtained by Journal Publishing Company, Inc., a corporation that is wholly owned by Ms. Ellis and his wife, for the benefit of First Hartford and are to be repaid by First Hartford.  These loans do not require interest payments.  The current balance of these loans as of December 31, 2004 was $1,156,177.  This amount is offset by amounts owed to First Hartford by other entities owned by Mr. Ellis in the aggregate amount of $938,148.  Of this amount, $265,898 is owed to First Hartford by Hartford Lubbock LP, a limited partnership of which Journal Publishing Company, Inc. owns 99% of the partnership interests, for management fees incurred during fiscal years 2002 and 2003.  In addition, $670,324 is owed to First Hartford by M.P.16A Corp., a corporation that is wholly owned, indirectly, by Mr. Ellis and his wife and that owns certain residential property.  This amount was an outstanding liability assumed by M.P.16A Corp. in connection with an exchange of property in 1989 between First Hartford and M.P.16A Corp., for the benefit of First Hartford, previously disclosed in First Hartford's Form 10-K Annual Report at that time.  As of December 31, 2004, the net amount owed by First Hartford to Mr. Ellis and entitles owned by Mr. Ellis was $218,031.

                During the last fiscal year, First Hartford repaid a loan originally obtained in 2003 by Mr. Ellis from Citizens Bank for the benefit of First Hartford in the amount of $250,000.

Certain Business Relationships

                Hartford Lubbock LP, a limited partnership of which Journal Publishing Company, Inc. owns a 99% limited partnership interest and First Hartford owns a 1% general partnership interest, paid management fees to First Hartford in the fiscal year ended April 30, 2004 in the amount of  $52,996 for managing a shopping center owned by Hartford Lubbock L.P. in Lubbock, Texas.  Mr. Ellis is the President of Journal Publishing Company, Inc., which is wholly owned by Mr. Ellis and his wife.

                Mr. Harding was the President of Richmond Realty, LLC, a real estate management company, from January 1996 to January 2003.  In the past, Richmond Realty managed certain properties owned by First Hartford but currently it only manages property of others.  Prior to January 2003, the salary of Mr. Harding was paid by Richmond Realty. Richmond Realty has not received any fees from First Hartford during First Hartford's last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the "beneficial ownership" (as that term is defined in the rules of the Securities and Exchange Commission) of the common stock as of December 31, 2004, except as otherwise noted, by each executive officer and member of the Board of Directors and each person who is known by us to beneficially own more than 5% of our common stock.

Name & Address	Number of Shares of Common Stock	Percent of Outstanding Shares of Common Stock
Neil H. Ellis 43 Butternut Road Manchester, CT 06040	1,327,587 (l)	43.0%

Stuart I. Greenwald 149 Colonial Road P.O. Box 1270 Manchester, CT 06045-1270	0	0%

David B. Harding 149 Colonial Road P.O. Box 1270 Manchester, CT 06045-1270	0	0%

John Filipelli 85 Pawling Lake Pawling, New York 12564	197,476 (2)	6.4%

Richard E. Kaplan 2345 Washington Street Newton, MA 02462	591,254 (3)	19.1%

David Kaplan 257 East Center Street Manchester, CT 06040	501,686 (4)	16.2%
Joel Lehrer 231-58 Atlantic Street Keyport, NJ 07735	174,137 (5)	5.6%

All Directors and Officers as a Group (3 in number)	1,327,587 (l)	43.0%

(l)            Includes 417,183 shares owned by a corporation which is wholly owned by Mr. & Mrs. Ellis; 17,543 shares owned beneficially and of record by Mr. Ellis' wife; and 53,412 shares held as Trustee for his daughters in which he disclaims beneficial ownership. Excludes 14,250 shares held as Trustee for the Jonathan G. Ellis Leukemia Foundation (a charitable foundation).

(2)           This information is as of October 23, 2003, as set forth in a Schedule 13D filed by Mr. Filipelli with the Securities and Exchange Commission on December 11, 2003.  Includes 16,600 shares owned by Mr. Filippelli's wife and 84,326 shares as to which Mr. and Mrs. Filippelli share voting and dispositive power.

(3)           Included in Richard Kaplan's shares are 445,535 shares for which both he and David Kaplan share voting and dispositive power.  This information is as of January 26, 2004, as set forth in a Schedule 13D filed by Mr. Kaplan with the Securities and Exchange Commission on January 29, 2004.

(4)           Included in David Kaplan's shares are 445,535 shares for which both he and Richard E. Kaplan share voting and dispositive power. This information is as of January 26, 2004, as set forth in a Schedule 13D filed by Mr. Kaplan with the Securities and Exchange Commission on January 29, 2004.

(5)           This information is as of November 5, 2003, as set forth in a Schedule 13D filed by Mr. Lehrer with the Securities and Exchange Commission on December 8, 2003.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                The federal securities laws require First Hartford directors and executive officers, and persons who own more than ten percent of the outstanding shares of common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any equity securities of First Hartford on Forms 3, 4, and 5.  To our knowledge, based solely on review of copies of such reports furnished to First Hartford and representations that no other reports were required during the fiscal year ended April 30, 2004, all required reports were filed on a timely basis on behalf of all persons subject to these requirements , except as follows:  Stuart I. Greenwald first became an executive officer of First Hartford in November, 1978, and David B. Harding first became an executive officer of First Hartford in July, 1997.  Messrs. Greenwald and Harding may not have filed a Form 3, Initial Statement of Beneficial Ownership of Shares, at the time they became executive officers, and therefore each of Messrs. Greenwald and Harding filed a Form 3 on February 11, 2004 to report that each beneficially held no shares of First Hartford at that time.  In the early 1980's, Neil H. Ellis, a director, executive officer and owner of more than ten percent of the outstanding shares of common stock of First Hartford, sold 416,483 shares of our common stock to a family member in a private sale transaction.  Mr. Ellis neglected to file a Form 4, Statement of Changes in Beneficial Ownership, to report such sale at that time.  In September 1998, Mr. Ellis reacquired such 416,483 shares of common stock from the family member and failed to file a Form 4 to report such acquisition at that time.

CERTAIN LEGAL PROCEEDINGS

                On January 29, 2004, Richard E. Kaplan filed a Schedule 13D with the SEC indicating that he is the beneficial owner of over 19% of First Hartford's outstanding shares of common stock.  By Complaint dated February 27, 2004, Mr. Kaplan, filed suit against First Hartford in the United States District Court for the District of Massachusetts.  First Hartford was served with the Complaint on March 2, 2004. The Complaint alleges that the proxy solicitation materials issued by First Hartford as a prelude to its annual meeting held on January 22, 2004, were false and/or misleading in certain respects and also omitted certain material information.  As a result thereof, Mr. Kaplan seeks to void the shareholder votes taken at the January 22, 2004 shareholder meeting of First Hartford and have a new vote ordered based upon revised proxy material which would be required to be issued by First Harford.  The only shareholder votes taken at the annual meeting were to re-elect the same Board of Directors which had been serving First Harford and to approve our 2003 Stock Option Plan.  First Hartford believes that the lawsuit is without merit.

On or about October 28, 2004, Richard E. Kaplan filed two additional actions against First Hartford.  The first case, styled Richard E. Kaplan v. First Hartford Corporation, was filed in the Maine Superior Court in Augusta.  The second case, also captioned Richard E. Kaplan v. First Hartford Corporation, was filed in the United States District Court for the District of Maine.  In each case, Mr. Kaplan filed a Complaint and an application under Section 1604(2) of the Maine Business Corporation Act seeking on an expedited basis an order permitting him to inspect and copy First Hartford's shareholder list.  In the state court, the court ruled on November 29, 2004 that Mr. Kaplan was not entitled to inspect the shareholder list.  Mr. Kaplan then sought and obtained the dismissal of the federal court action.  On or about December 7, 2004, Mr. Kaplan filed a new action seeking the shareholder list in the Maine Superior Court. First Hartford moved to dismiss that action.  On January 12, 2005, the Maine court denied First Hartford's motion to dismiss and ordered the company to make available for Mr. Kaplan's inspection a copy of the shareholder list.

SHAREHOLDER PROPOSAL

                Richard E. Kaplan, 2345 Washington Street, Newton, MA  02462, who is the beneficial owner of 591,254 shares of our common stock, has advised First Hartford of his intention to introduce the proposal described below at our annual meeting.  The Board of Directors and First Hartford disclaim any responsibility for the content of the proposal and for the statements made in support thereof, which are presented as received by the shareholder.

                Resolved, to amend the By-Laws by adding the following to Article IV:

                "Section 7.  Director Independence.  After September 27, 2005 (the date for the 2005 Shareholders Meeting), at least 80% of the Board of Directors must be independent.  A director is not considered independent if he (a) has had a substantial financial relationship with the Company, its affiliates, or any entity controlled by any member Company management, within the preceding three years, or (b) has a substantial social relationship with any officer of the Company.  For these purposes, a "financial relationship" is any direct or indirect relationship involving payments for services, goods, loans or otherwise, and must be considered substantial unless the person demonstrates that all such financial relationships combined (excluding director compensation from the Company) amount to less than one percent of taxable income on his federal tax return.  Any independent director who is no longer independent shall automatically cease to be a director.  After September 27, 2005, whenever fewer than 80% of the directors are independent, the Board shall immediately correct the deficiency and, except for emergencies, shall take no other actions.  This Section shall not be amended by the Board of Directors."

Reasons:

                "The Company suffers from poor corporate governance.  Neil Ellis, President of the Company, has treated the Company as his own private piggybank - lending money back and forth between the Company and Ellis' other entities.  There are other transactions between the Company and Ellis' other entities as well.  None of our directors is in a position to stand up to Ellis to protect shareholder interests.  Ellis sets their salaries - as well as his own.

                Have Ellis' self-dealing transactions been fair to the shareholders?  There has been no review by independent directors.  Nor has Ellis disclosed the terms of these self-dealing transactions so that shareholders can decide for themselves.

                The corporate scandals that have come to light in other companies with poor corporate governance should be a wakeup call.  Given the number of self-dealing transactions with Neil Ellis, we need a board with a solid majority of independent directors to protect shareholder interests.

                Our management directors do not even pretend to represent the interests of the shareholders.  For example, while they are supposed to submit to shareholder election annually; they held no elections during the 18 year period leading up to the 2004 election.  During that 18 year period, this board met only 5 times - not even once a year.

                Under this Board's supervision, for at least the past 7 years the Company has been consistently late in filing its SEC Annual Reports.  This year's report was not only late but incomplete.  Is it any wonder that there is no real market for the Company's stock?

                Almost all of America's leading corporations, companies like GE, General Motors and 3M, all have solid majorities of outside directors.  Adoption of this proposal will simply move the Company into the corporate mainstream.

                Please vote FOR the proposal."

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THIS PROPOSAL FOR THE REASONS SET FORTH BELOW:

The proposal from Mr. Kaplan, who is the nephew of First Hartford's President, Neil H. Ellis, has been submitted under the guise of good corporate governance.  However, First Hartford believes that it is a continuation of a family feud that has been on going for approximately twenty-five years.  On another front in this internecine battle, Mr. Kaplan has also sued First Hartford alleging that First Hartford's proxy solicitation materials issued in connection with last year's annual meeting were false and/or misleading in certain respects, as described more fully above.

The statement in support of the proposal points out that GE, General Motors and 3M all have "solid majorities of outside directors."  GE, General Motors and 3M are each members of the Fortune 500 whose shares are listed on the New York Stock Exchange.  The listing standards for NYSE companies require that a majority of the directors be independent.  First Hartford's shares are not listed on any stock exchange, and the composition of First Hartford's Board of Directors is in full compliance with all applicable legal requirements.

Since the filing of First Hartford's Petition for Reorganization in February of 1981, and due to the uncertainty surrounding the financial stability of First Hartford, lenders that First Hartford uses to finance the purchase and development of real estate have required the personal guaranty of Neil Ellis.  Mr. Ellis's guarantees have provided a significant financial benefit to First Hartford and permit it to secure financing that it would otherwise be unable to obtain.  Mr. Ellis received no remuneration for giving these guarantees.

The Kaplan proposal, which would require that 80% of the members of the Board of Directors be "independent," as defined in the proposal, after September 27, 2005, would not be practicable for First Hartford.  The Board of Directors has substantial doubt that it would be able to attract a sufficient number of candidates willing to serve as a director of First Hartford that meet the standards of independence required by the proposal, which exceed the standards required by the NYSE.  Under the proposal, if First Hartford were not able to find such qualified candidates, the Board of Directors would be prohibited from taking any actions except for emergencies.  The Board of Directors does not believe that such a proposal, under the guise of good corporate governance, would be prudent or in the best interest of First Hartford or its stockholders.

As a matter of corporate governance, the Board of Directors is responsible for managing the business and affairs of First Hartford.  The Board of Directors takes action on matters that each director believes to be, in the exercise of his fiduciary responsibilities, in the best interest of First Hartford as a whole, and all of its shareholders.

For all of the reasons set forth above, the Board of Directors recommends a vote AGAINST this proposal.

BY ORDER OF THE BOARD OF DIRECTORS Stuart I. Greenwald Secretary to the Board of Directors

Dated:  January 26, 2005

FIRST HARTFORD CORPORATION

This proxy is being solicited on behalf of the Board of Directors

The undersigned shareholder hereby appoints Jeffrey Carlson and Stuart I. Greenwald, and each of them, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of common stock of First Hartford Corporation which the undersigned is entitled to vote at the annual meeting of shareholders to be held on February 24, 2005 or any adjournments thereof.

1.  ELECTION OF DIRECTORS

                  FOR all nominees listed below (except as marked to the contrary as described below)        [ ___ ]

Neil H. Ellis, Stuart I. Greenwald, and David B. Harding

                  WITHHOLD AUTHORITY to vote for all of the nominees listed above                           [ ___ ]

(INSTRUCTION: to withhold authority to vote for any individual nominee only, cross out the nominee's name above.)

2.  KAPLAN SHAREHOLDER PROPOSAL REQUIRING 80% OF THE BOARD OF DIRECTORS TO BE "INDEPENDENT", AS DEFINED IN THE PROPOSAL

                  FOR the Kaplan shareholder proposal                                                                                [ ___ ]

                  AGAINST the Kaplan shareholder proposal                                                                      [ ___ ]

                  ABSTAIN to vote for the Kaplan shareholder proposal                                                      [ ___ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE KAPLAN SHAREHOLDER PROPOSAL

                  In the proxy's sole discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES NAMED IN THIS PROXY TO THE BOARD OF DIRECTORS AND WILL BE VOTED AGAINST THE KAPLAN SHAREHOLDER PROPOSAL REGARDING THE ELECTION OF INDEPENDENT DIRECTORS.

Dated: _____________, 2005

_________________________________                                   _________________________________
Signature                                                                                               Additional Signature (if held jointly)

(Please sign exactly as ownership appears on this proxy.  Where stock is held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title.  If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer or person.)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE